EXHIBIT 32(a)
Certification by the Chief Executive Officer and Principal Financial Officer
Relating to a Periodic Report Containing Financial Statements
I, Lon R. Greenberg, Chief Executive Officer, and I, John L. Walsh, Principal Financial Officer, of UGI Corporation, a Pennsylvania corporation (the “Company”), hereby certify that to our knowledge:
(1)
The Company’s Amendment No. 1 on Form 10-K/A to the annual report on Form 10-K for the fiscal year ended September 30, 2006 (as amended, the “annual report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.
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CHIEF EXECUTIVE OFFICER	PRINCIPAL FINANCIAL OFFICER

/s/ Lon R. Greenberg	/s/ John L. Walsh

Lon R. Greenberg	John L. Walsh
Chairman and Chief Executive Officer	President and Chief Operating Officer
(Principal Executive Officer)	(Principal Financial Officer)

Date: June 29, 2007	Date: June 29, 2007